Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Brinlea Johnson	Anne Marshall
212-551-1453	425-372-3464
brinlea@blueshirtgroup.com	amarshall@drugstore.com

drugstore.com Reports 23% Revenue Growth in the Third Quarter of 2010

- OTC Revenue Growth of 26% Year-over-Year, Total Beauty, Including SkinStore.com, Growth of 57%

and Vision Growth of 8%

- Company Reports Net Income of $2.4 Million and EPS of $0.02

BELLEVUE, Wash., November 2, 2010 — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the third quarter ended October 3, 2010.

In the third quarter of 2010, drugstore.com’s quarterly net sales increased 23% to $108.8 million from $88.6 million in the prior year period. Including the gain on sale of approximately $4.7 million related to the sale of its mail order pharmacy business, the Company reported net income of $2.4 million and earnings per share of $0.02. This compares to a net loss of $1.6 million and loss per share of $0.02 reported in the same period of the prior year.

On an adjusted EBITDA and ongoing adjusted EBITDA basis the Company reported $7.9 million and $3.1 million in the third quarter of 2010, respectively, as compared to $3.0 million and $2.3 million, respectively, in the same period of the prior year. For the nine months ended October 3, 2010, the Company’s ongoing adjusted EBITDA was $12.2 million compared to $5.0 million for the nine months ended September 27, 2009. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. Ongoing adjusted EBITDA, also a non-GAAP financial measure is defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified.

“Including a strong performance from SkinStore.com, OTC sales increased 26% year-over-year,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “During the quarter, we did experience supply constraints by a few of our major vendors and some softness in discretionary spending, which impacted growth and resulted in increased promotions. Our vision business posted accelerated growth, up 8% both sequentially and year-over-year, and we expect to see further benefits to this business as we launch two branded sites for Luxottica in the coming months. With continued growth in our OTC and vision segments, we remain on track to hit our 2010 goals of OTC revenue growth of 24% to 28%, doubling our prestige beauty business and delivering $16 to $20 million in revenues from our partnerships,” stated Ms. Lepore.

“Earlier this year,” Ms. Lepore continued, “we began implementing the technology changes needed to enable multiple distribution centers, and we expect to complete those changes in the first quarter of 2011. This would allow us to have a West Coast facility up and running by mid-year. Although not needed for capacity reasons, a new distribution center will enable us to better serve our customers, while reducing shipping and labor costs.”

Outlook for Fourth Quarter of 2010

For the fourth quarter of 2010, the Company is targeting net sales in the range of $118 million to $122 million, net loss in the range of $0.3 million to $1.9 million, adjusted EBITDA in the range of $3.75 million to $5.25 million, and ongoing adjusted EBITDA in the range of $3.0 million to $4.5 million. As a reminder, the fourth quarter of 2010 is a 13-week period and compares to a 14-week period in the fourth quarter in 2009.

Financial and Operational Highlights for the Third Quarter of 2010

(All comparisons are made to the third quarter of 2009 and reflect the reporting of the mail-order pharmacy businesses as discontinued operations.)

Key Financial Highlights:

•	Total contribution margin dollars increased by approximately 18% to $22.9 million.

•	Total orders, including partnership orders, grew by 21% to 1.7 million and contribution margin dollars per order were $13.

•	Gross margins were 29.1%.

•	Free cash flow during the quarter was $3.3 million, a $4.6 million improvement from the prior year period.

•	Cash, cash equivalents, and marketable securities were $33.9 million at quarter end.

Net Sales Summary:

•	Total net sales increased 23% to $108.8 million.

•	OTC net sales grew 26% to $90.1 million, with total beauty growth, including Salu Beauty, Inc. growth, of 57% and Beauty.com growth of 5%.

•	Vision net sales were up 8% to $18.6 million.

•	Average net sales per order were $64. Average net sales per order for OTC increased 3% year-over-year to $58 and for Vision increased 2% to $121.

•	Net sales from repeat customers, excluding partnership orders, represented 73% of net sales.

Key Customer Milestones:

•	We served approximately 447,000 new customers, excluding our strategic partnerships, during the quarter, up 21% over the same period in the prior year.

•	Marketing and sales expense per new customer, excluding partnership orders, increased to $25.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on November 2, 2010 at 4:30 p.m. ET (1:30 p.m. PT). To participate, callers should dial 1-877-941-2322 (international callers should dial 1-480-629-9715) five minutes beforehand. Investors may also listen to the conference call live and view the financial slides at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through November 7, 2010 by dialing 800-406-7325 and enter passcode 4379012# and international parties should call 303-590-3030 and enter passcode 4379012# beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items that may not be indicative of the Company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the Company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

The Company also uses the non-GAAP measure of ongoing adjusted EBITDA, defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation financial schedules included in this financial release. Management believes that ongoing adjusted EBITDA, as defined, provides useful information to the Company and to investors by excluding certain items and the impact of certain one-time events that may not be indicative of the Company’s current business model or its operating results. Moreover, management believes that including ongoing adjusted EBITDA figure provides a more meaningful comparison of the Company’s results across periods. However, ongoing adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. Net income/loss is the closest financial measure prepared by the Company in accordance with GAAP in terms of comparability to ongoing adjusted EBITDA. A reconciliation of ongoing adjusted EBITDA to adjusted EBITDA and to net income/loss is included with the financial statements attached to this release.

In addition, the Company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

The Company also uses the non-GAAP measure of core OTC, defined as sales generated through our OTC segment less sales generated through our partnerships with Medco Health Solutions, Inc. and Rite Aid Corporation. This non-GAAP measure is provided to enhance the user’s overall understanding of the Company’s financial performance in the OTC segment, excluding the partnerships. Management believes that this reporting metric provides useful information to the Company and to investors by providing the Company’s core operating results in the OTC segment without the impact of the partnerships. By excluding partnership sales from OTC sales data, the Company can more effectively assess the buying behavior of, and the Company’s financial performance with respect to, its own core OTC customers. However, this non-GAAP measure should not be considered in isolation, or as a substitute for, or as superior to, OTC segment sales data prepared in accordance with GAAP, or as a measure of the Company’s overall performance in the OTC segment. OTC segment sales measures are the closest financial measures prepared by the Company in accordance with GAAP in terms of comparability to OTC segment sales measures that exclude partnership sales.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, clinical skincare, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com™, Beauty.com™, SkinStore.com™, and VisionDirect.com™. All provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 55,000 non-prescription products at competitive prices.

The drugstore.com pharmacy service is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and complies with federal and state laws and regulations in the United States.

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events or the future financial and operational performance of drugstore.com, inc. Actual results may differ materially from those expressed in forward-looking statements. All statements made in this press release other than statements of historical fact are forward-looking, including statements regarding: our expectations regarding our growth and our partners’

performance; the future launch of new websites for our strategic partners; and management’s outlook on our net sales, net income, adjusted EBITDA, ongoing adjusted EBITDA, and other financial results for the fourth quarter of 2010. Words such as “will,” “expect,” “target,” “believe,” “may,” “continue,” “remain,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the risk that the Salu transaction disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the Salu transaction will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com; the risk that the acquired business does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the Company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the Company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc. Consolidated Statements of Operations (in thousands, except share and per share data) (unaudited)
	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net sales	$108,791	$88,576	$332,871	$266,984

Costs and expenses: (1) (2)
Cost of sales	77,160	61,937	233,618	187,503
Fulfillment and order processing	11,928	10,147	36,462	30,140
Marketing and sales	11,438	8,755	34,433	26,967
Technology and content	6,656	6,238	20,242	18,225
General and administrative	3,726	3,805	15,921	11,339
Amortization of intangible assets	129	28	305	449

Total costs and expenses	111,037	90,910	340,981	274,623

Operating loss	(2,246)	(2,334)	(8,110)	(7,639)

Interest income (expense), net	(89)	(19)	(289)	38

Loss from continuing operations	(2,335)	(2,353)	(8,399)	(7,601)
Gain from discontinued operations:
Local pick-up pharmacy segment	—	—	—	5,946
Mail order pharmacy segment	4,738	719	5,512	1,901

	4,738	719	5,512	7,847

Net income (loss)	$2,403	$(1,634)	$(2,887)	$246

Basic and diluted net income (loss) per share	$0.02	$(0.02)	$(0.03)	$0.00

Weighted average shares used in computation of:
Basic net income (loss) per share	105,628,635	96,932,740	101,820,924	99,000,725

Diluted net income (loss) per share	105,628,635	96,932,740	101,820,924	99,000,725

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$217	$134	$754	$348
Marketing and sales	524	383	1,710	1,039
Technology and content	593	292	1,307	756
General and administrative	540	603	3,576	1,358

	$1,874	$1,412	$7,347	$3,501

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$623	$750	$1,886	$2,241
Marketing and sales	—	1	2	3
Technology and content	2,580	2,333	7,601	6,856
General and administrative	127	110	370	333
Gain from discontinued mail order pharmacy segment	87	17	106	54

	$3,417	$3,211	$9,965	$9,487

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Nine Months Ended
(In thousands, unless otherwise indicated)	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net sales	$108,791	$88,576	$332,871	$266,984

Cost of sales	77,160	61,937	233,618	187,503

Gross profit	$31,631	$26,639	$99,253	$79,481

Gross margin	29.1%	30.1%	29.8%	29.8%

SUPPLEMENTAL INFORMATION: Segment Information (see Note 3 below):

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net sales:
Over-the-Counter (OTC)	$90,144	$71,349	$279,029	$214,735
Vision	18,647	17,227	53,842	52,249

	$108,791	$88,576	$332,871	$266,984

Cost of sales:
OTC	$62,904	$48,702	$192,227	$147,316
Vision	14,256	13,235	41,391	40,187

	$77,160	$61,937	$233,618	$187,503

Gross profit:
OTC	$27,240	$22,647	86,802	67,419
Vision	4,391	3,992	12,451	12,062

	$31,631	$26,639	$99,253	$79,481

Gross margin:

OTC	30.2%	31.7%	31.1%	31.4%
Vision	23.5%	23.2%	23.1%	23.1%

	29.1%	30.1%	29.8%	29.8%

Variable order costs (3):
OTC	$7,809	$6,367	$23,904	$18,983
Vision	873	785	2,489	2,348

	$8,682	$7,152	26,393	21,331

Contribution margin:
OTC	$19,431	$16,280	$62,898	$48,436
Vision	3,518	3,207	9,962	9,714

	$22,949	$19,487	$72,860	$58,150

NOTE 3: We define variable order costs as the incremental (variable) costs of fulfilling, processing, and delivering the order (labor, packaging supplies, and credit card fees that are variable based on sales volume). In the second quarter of 2010, our chief operating decision makers modified our definition of variable order costs to exclude partnership-related royalty costs, which are considered marketing costs, in order to better assess the performance of our OTC segment contribution margin excluding these costs. Partnership-related royalty costs of $660,000, as previously reported in the first quarter of 2010, were excluded from the nine-month period ended October 3, 2010, and partnership-related royalty costs of $174,000 and $378,000 were excluded from the three-and-nine month periods ended September 27, 2009, respectively.

SUPPLEMENTAL INFORMATION: Reconciliation of OTC net sales, cost of sales, gross profit, gross margin, variable order costs, and contribution margin to Core OTC net sales, cost of sales, gross profit, gross margin, variable order costs and contribution margin (See Note 4 below):

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
	(In thousands)
Over-the-Counter (OTC):
Net sales	$90,144	$71,349	$279,029	$214,735
Less: Partnerships	3,783	1,955	13,608	3,444

Core OTC net sales	$86,361	$69,394	$265,421	$211,291

Cost of sales	$62,904	$48,702	$192,227	$147,316
Less: Partnerships	3,050	1,437	10,362	2,442

Core OTC cost of sales	$59,854	$47,265	$181,865	$144,874

Gross profit	$27,240	$22,647	86,802	67,419
Less: Partnerships	733	518	3,246	1,002

Core OTC gross profit	$26,507	$22,129	$83,556	$66,417

Gross margin	30.2%	31.7%	31.1%	31.4%
Partnerships	19.4%	26.5%	23.9%	29.1%

Core OTC gross margin	30.7%	31.9%	31.5%	31.4%

Variable order costs	$7,809	$6,367	23,904	18,983
Less: Partnerships	357	194	1,322	344

Core OTC variable order costs	$7,452	$6,173	$22,582	$18,639

Contribution margin:	$19,431	$16,280	62,898	48,436
Less: Partnerships	376	324	1,924	658

Core OTC contribution margin	$19,055	$15,956	$60,974	$47,778

NOTE 4: Supplemental information related to the Company’s Core OTC net sales, cost of sales, gross profit, and gross margin for the three-and-nine months ended October 3, 2010 and September 27, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. As disclosed in Note 3, we changed our definition of variable order costs to exclude royalty costs. Accordingly, all previously reported royalties have been excluded from variable costs in the three- and nine-month periods ended October 3, 2010 and September 27, 2009. In August 2010, we entered into an amended web store hosting and fulfillment agreement with Medco, extending the agreement through 2018. Under the amended agreement, we will earn a fixed fee on orders generated through the Medco-branded online store, and Medco will reimburse us for the cost of products sold and the variable costs to fulfill each order. Accordingly, beginning with our third quarter of 2010, we now report Medco net sales on a net basis.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Note 5 below):
	Three Months Ended		Nine Months Ended
(In thousands, unless otherwise indicated)	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net income (loss)	$2,403	$(1,634)	$(2,887)	$246
Amortization of intangible assets	129	28	305	449
Stock-based compensation	1,874	1,412	7,347	3,501
Depreciation	3,417	3,211	9,965	9,487
Interest (income) expense, net	89	19	289	(38)

Adjusted EBITDA	$7,912	$3,036	$15,019	$13,645

NOTE 5: Supplemental information related to the Company’s adjusted EBITDA for the three-and-nine months ended October 3, 2010 and September 27, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization of intangible asssets, adjusted to exclude the impact of stock-based compensation expense.

SUPPLEMENTAL INFORMATION: Reconciliation of Adjusted EBITDA to Ongoing Adjusted EBITDA (See Note 6 below):
	Three Months Ended		Nine Months Ended
(In thousands, unless otherwise indicated)	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Adjusted EBITDA	$7,912	$3,036	$15,019	$13,645
Less: Proceeds from sale of LPU	—	—	—	(5,946)
Less: Discontinued Rx mail operations	(4,825)	(736)	(5,618)	(1,955)
Less: Litigation related settlements	—	—	—	(725)
Add: IVD migration one-time charges	—	—	650	—
Add: Salu and Luxottica transaction and integration related costs	35	—	2,130	—

Ongoing Adjusted EBITDA	$3,122	$2,300	$12,181	$5,019

NOTE 6: Supplemental information related to the Company’s ongoing adjusted EBITDA for the three-and-nine months ended October 3, 2010 and September 27, 2009 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Ongoing adjusted EBITDA is defined as adjusted EBITDA excluding the impact of expenses or income from discontinued operations, certain legal actions, settlements and related costs outside our normal course of business, restructuring and severance costs, impairment charges, and certain other specifically identified one-time charges and credits.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q4 2010 and FY 2010 Net Loss to Adjusted EBITDA and Ongoing Adjusted EBITDA Range (See Note 7 below):
Range Calculated As:	Three Months Ended January 2, 2011		Twelve Months Ended January 2, 2011
(In thousands, unless otherwise indicated)	Range High	Range Low	Range High	Range Low
Net loss	$(300)	$(1,900)	$(3,187)	$(4,787)
Amortization of intangible assets	125	125	430	430
Stock-based compensation	1,500	1,600	8,847	8,947
Depreciation	3,775	3,775	13,740	13,740
Interest expense, net	150	150	439	439

Adjusted EBITDA	$5,250	$3,750	$20,269	$18,769

Less: Discontinued Rx mail operations	(775)	(725)	(6,393)	(6,343)
Add: IVD migration one-time charges	—	—	650	650
Add: Salu and Luxottica transaction and integration related costs	—	—	2,130	2,130

Ongoing Adjusted EBITDA	$4,475	$3,025	$16,656	$15,206

NOTE 7: Supplemental information related to the Company’s forecasted net income and adjusted EBITDA for the three months and twelve months ended January 2, 2011 includes the gain on sale of our mail-order pharmacy segment to Bioscrip, Inc. which closed in July 2010.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
Net cash provided by operating activities	$2,111	$783	$11,433	$5,209
Add: Proceeds from sale of discontinued operations	4,969	—	4,969	9,910
Less: Purchases of fixed assets	(3,808)	(2,119)	(12,470)	(7,946)

Free Cash Flow	$3,272	$(1,336)	$3,932	$7,173

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	October 3, 2010	January 3, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$20,029	$22,175
Marketable securities	13,824	14,678
Accounts receivable, net of allowances	12,206	13,275
Inventories	42,306	39,300
Other current assets	4,240	2,406
Assets of discontinued operations	1,918	2,832

Total current assets	94,523	94,666

Fixed assets, net	24,560	24,104
Other intangible assets, net	14,543	3,398
Goodwill	57,576	32,202
Other long-term assets	647	159

Total assets	$191,849	$154,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,031	$34,408
Accrued compensation	3,603	5,707
Accrued marketing expenses	3,096	5,247
Other current liabilities	1,931	1,542
Current portion of long-term debt	13,583	195
Liabilities of discontinued operations	695	4,581

Total current liabilities	64,939	51,680

Long-term debt, less current portion	1,138	3,011
Deferred income taxes	4,061	959
Other long-term liabilities	1,010	1,213
Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in:
Authorized shares - 250,000,000
Issued shares - 106,122,178 and 100,362,285
Outstanding shares - 106,016,622 and 100,256,729 as of October 3, 2010 and January 3, 2010, respectively	895,058	869,146
Treasury stock - 105,556 shares as of October 3, 2010 and January 3, 2010	(151)	(151)
Accumulated other comprehensive loss	(88)	(98)
Accumulated deficit	(774,118)	(771,231)

Total stockholders’ equity	120,701	97,666

Total liabilities and stockholders' equity	$191,849	$154,529

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	October 3, 2010	September 27, 2009	October 3, 2010	September 27, 2009
	(unaudited)
Operating activities:
Net income (loss)	$2,403	$(1,634)	$(2,887)	$246
Less gain from discontinued operations	4,738	719	5,512	7,847

Loss from continuing operations	$(2,335)	$(2,353)	$(8,399)	$(7,601)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,417	3,211	9,965	9,487
Amortization of intangible assets	129	28	305	449
Stock-based compensation	1,874	1,412	7,347	3,501
Other, net	76	37	66	(15)
Changes in, net of acquisitions:
Accounts receivable	436	(244)	1,921	(1,310)
Inventories	(1,966)	(2,306)	1,514	(45)
Other assets	(483)	266	(1,323)	(681)

Accounts payable, accrued expenses and other liabilities	4,140	3,160	(687)	(3,124)

Net cash provided by continuing operations	5,288	3,211	10,709	661
Net cash provided by (used in) discontinued operations	(3,177)	(2,428)	(1,473)	942

Net cash provided by operating activities	2,111	783	9,236	1,603

Investing activities:
Purchases of marketable securities	(6,374)	(1,985)	(15,461)	(13,138)
Sales and maturities of marketable securities	2,400	1,400	16,286	10,049
Proceeds from the sale of discontinued operations	4,969	—	4,969	5,946
Purchases of fixed assets	(3,572)	(2,119)	(8,897)	(5,812)
Purchase of Salu, less cash acquired	—	—	(17,977)	—
Purchases of intangible assets	—	—	(29)	(145)

Net cash used in continuing investing activities	(2,577)	(2,704)	(21,109)	(3,100)
Net cash used in discontinued investing activities	(236)	—	(1,062)	—

Net cash used in investing activities	(2,813)	(2,704)	(22,171)	(3,100)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	51	3	954	97
Borrowings on line of credit	—	2,986	10,000	2,986
Principal payments on debt obligations	(36)	(3,755)	(165)	(5,286)
Purchases of treasury stock	—	—	—	(151)

Net cash provided by (used in) financing activities	15	(766)	10,789	(2,354)

Net decrease in cash and cash equivalents	(687)	(2,687)	(2,146)	(3,851)
Cash and cash equivalents, beginning of period	20,716	24,033	22,175	25,197

Cash and cash equivalents, end of period	$20,029	$21,346	$20,029	$21,346

Non-cash activities:
Common stock issued for purchase of Salu	$—	$—	$17,271	$—
Equipment and maintenance acquired under capital leases	$1,680	$73	$1,680	$187